      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                        PHOENIX INTERNATIONAL LTD., INC.
             (Exact name of registrant as specified in its charter)

              FLORIDA                                     59-3171810
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

               500 INTERNATIONAL PARKWAY, HEATHROW, FLORIDA 32746
                    (Address of principal executive offices)

                               ------------------

        PHOENIX INTERNATIONAL LTD., INC. 1995 EMPLOYEE STOCK OPTION PLAN,
                        EFFECTIVE AS OF OCTOBER 21, 1995

        PHOENIX INTERNATIONAL LTD., INC. 1996 DIRECTOR STOCK OPTION PLAN,
                          EFFECTIVE AS OF MAY 24, 1996


       PHOENIX INTERNATIONAL LTD., INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                               ------------------


        BAHRAM YUSEFZADEH                             Copies to:
     CHIEF EXECUTIVE OFFICER                     GLENN W. STURM, ESQ.
PHOENIX INTERNATIONAL LTD., INC.      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
    500 INTERNATIONAL PARKWAY                FIRST UNION PLAZA, SUITE 1400
     HEATHROW, FLORIDA 32746                     999 PEACHTREE STREET
         (407) 548-5100                         ATLANTA, GEORGIA 30309
      (407) 548-5296 (FAX)                          (404) 817-6000
   (Name, address, including                     (404) 817-6050 (FAX)
zip code, and telephone number,
     including area code,
     of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   Proposed Maximum      Proposed Maximum
     TITLE OF SECURITIES          Amount to be    Offering Price Per    Aggregate Offering       Amount of
      TO BE REGISTERED             Registered           Share                  Price         Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       300,000(1)         $16.50(2)          $4,950,000(2)        $1,460.25
---------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value        76,500(1)         $16.50(2)          $1,262,250(2)        $  372.36
---------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value       150,000            $16.50(2)          $2,475,000(2)        $  730.13
---------------------------------------------------------------------------------------------------------------

Total                               526,500                               $8,687,250(2)        $2,562.74
===============================================================================================================

(1) Represents additional shares of the Company's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement Nos. 333-19121 and 333-30797 are currently effective. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) on the basis of the average of the high and low prices of the Company's Common Stock on June 19, 1998, as reported by the National Association of Securities Dealer's automated quotation system.


================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

    The following documents filed by Phoenix International Ltd., Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997; and

    (c) the description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on July 1, 1996, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. In addition, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statements on Form S-8 (File Numbers 333-19121 and 333-30797) are incorporated herein by reference. All references to share numbers in this Registration Statement reflect a 3-for-2 stock split of the Company's Common Stock effected on May 18, 1998.


ITEM 4.  Description of Securities.

    Not applicable.


ITEM 5.  Interests of Named Experts and Counsel.

    The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Nelson Mullins Riley & Scarborough, L.L.P., counsel for the Company. As of May 31, 1998, Glenn W. Sturm, a partner of Nelson Mullins Riley & Scarborough, L.L.P., beneficially owns 149,414 shares of Common Stock and serves as secretary, general counsel, director and a member of the Audit Committee and Compensation and Stock Option Committee of the Company.

ITEM 6.  Indemnification of Directors and Officers.

    Article 9 of the Company's Amended and Restated Bylaws (the "Bylaws") requires the Company, to the fullest extent permitted or required by the Florida Business Corporation Act (the "Florida Act"), to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Company. Generally, the Florida Act permits indemnification of a director upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The right to indemnification granted in the Bylaws is not exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a director may be entitled under any written agreement, Board resolution, vote of shareholders, the Florida Act or otherwise.

    The Company has entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that his actions or omissions to act were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful); (ii) a transaction from which the indemnitee derived an improper personal benefit;
(iii) an unlawful distribution or dividend under the Florida Act; or (iv) willful misconduct or a conscious disregard for the just interests of the Company in a derivative or shareholder action; (b) for liability under Section 16(b) of the Exchange Act; or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

    At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted under the Bylaws or the Florida Act.

    The Company has purchased a standard policy of directors' and officers' liability insurance covering directors and officers of the Company with respect to liabilities incurred as a result of their service in such capacities.


ITEM 7.  Exemption from Registration Claimed.

    Not applicable.


ITEM 8.  Exhibits.

4.1 Third Amendment to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of October 21, 1995 (incorporated by reference to Exhibit A of the Company's definitive proxy statement on Schedule 14A for its 1998 annual meeting of shareholders (the "1998 Proxy Statement"), File No. 0-20937).

4.2 First Amendment to the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan, effective as of May 24, 1996 (incorporated by reference to Exhibit B of the 1998 Proxy Statement).

4.3 Phoenix International Ltd., Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit C of the 1998 Proxy Statement).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).

24.1     Power of Attorney (contained on signature page of this filing).


ITEM 9.  Undertakings.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraph (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heathrow, State of Florida, on June 22, 1998.


                                    PHOENIX INTERNATIONAL LTD., INC.



                                    By:   /s/ Bahram Yusefzadeh
                                          --------------------------------------
                                          Bahram Yusefzadeh
                                          Chief Executive Officer

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bahram Yusefzadeh, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 22, 1998, in the capacities and on the dates indicated.

SIGNATURE                           CAPACITY
---------                           --------
/s/ Bahram Yusefzadeh               Chairman of the Board and Chief Executive
------------------------------      Officer (principal executive officer)
    Bahram Yusefzadeh

/s/ Raju M. Shivdasani              Chief Operating Officer, President and
------------------------------      Director
    Raju M. Shivdasani

/s/ Clay E. Scarborough             Chief Financial Officer (principal financial
------------------------------      and accounting officer)
    Clay E. Scarborough

/s/ Ruann F. Ernst
------------------------------
    Ruann F. Ernst                  Director

/s/ Ronald E. Fenton                Director
------------------------------
    Ronald E. Fenton

/s/ William C. Hess                 Director
------------------------------
    William C. Hess

/s/ James C. Holly                  Director
------------------------------
    James C. Holly

/s/ Paul A. Jones                   Director
------------------------------
    Paul A. Jones

/s/ J. Michael Murphy               Director
------------------------------
    J. Michael Murphy

/s/ Glenn W. Sturm                  Secretary and Director
------------------------------
    Glenn W. Sturm

/s/ O. Jay Tomson                   Director
------------------------------
    O. Jay Tomson

                                  EXHIBIT INDEX

Exhibit
Number                     Exhibit
------                     -------
4.1      Third Amendment to the Phoenix International Ltd., Inc. 1995 Employee
         Stock Option Plan, effective as of October 21, 1995 (incorporated by reference to Exhibit A of the Company's definitive proxy statement on
         Schedule 14A for its 1998 annual meeting of shareholders (the "1998
         Proxy Statement), File No. 0-20937).

4.2      First Amendment to the Phoenix International Ltd., Inc. 1996 Director
         Stock Option Plan, effective as of May 24, 1996 (incorporated by reference to Exhibit B of the 1998 Proxy Statement).

4.3      Phoenix International Ltd., Inc. 1998 Employee Stock Purchase Plan
         (incorporated by referenced to Exhibit C of the 1998 Proxy Statement).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of Ernst & Young LLP

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1)

24.1     Power of Attorney (contained on signature page of this filing)